Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-253600 and 333-253604 on Form S-3 and Registration Statement No. 333-257755 on Form S-8 of our report dated March 1, 2022, relating to the financial statements of Healthcare Trust of America Holdings, LP and subsidiaries appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ DELOITTE & TOUCHE LLP

Phoenix, Arizona
March 1, 2022